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                                                                   Exhibit 10.67
                             [Gargoyles letterhead]

June 21, 1996





CONFIDENTIAL

Mr. Brian Goldberg
441 Vine Street
4300 Carew Tower
Cincinnati, Ohio  45202

RE:      GARGOYLES, INC.

Dear Brian:

Gargoyles is planning an initial public offering of its common stock and expects to file a registration statement with the Securities and Exchange Commission (the "SEC") on June 28, 1996. We would like to use the image and name of Ken Griffey, Jr. in our registration statement.

Enclosed for your review is a copy of the most recent draft of our registration statement which has been marked to show the paragraphs where Ken Griffey, Jr.'s name is mentioned. In addition, we enclose a color photocopy of the proposed front and back covers of our registration statement which shows how we propose to use the image of Ken Griffey, Jr.

I understand that Ken Griffey, Jr. is generally agreeable to the use of [his/her] name and image in our registration statement, subject to review of the specific language and image. In addition, by this letter we also ask that in future if any image of Ken Griffey, Jr. is approved for product promotions, then Gargoyles may also use the image in future SEC filings and in its annual reports.

If the above is acceptable to Ken Griffey, Jr., please evidence Ken Griffey, Jr.'s consent to all of the above by signing below and returning this letter to me. You can fax the letter back if you prefer. Our fax number is 206-872-3317.

We appreciate your help with this matter. If you have any questions or comments to the enclosed, please do not hesitate to call me.


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Very truly yours,



/s/ Douglas B. Hauff

Douglas B. Hauff
President



Agreed to and acknowledged as of
July 2, 1996



/s/ Brian M. Goldberg, Esq. for Ken Griffey, Jr.
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Ken Griffey, Jr.


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